Keryx Biopharmaceuticals, Inc. Announces Fourth Quarter and Year-End 2007 Financial Results

Keryx to Host Investor Conference Call on Monday, February 25, 2008
at 8:30am EST

NEW YORK, February 22, 2008 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer (the “Company”), today announced its results for the fourth quarter and year ended December 31, 2007.

At December 31, 2007, the Company had cash, cash equivalents, investment securities and interest receivable of $64.7 million, as compared to $125.6 million at December 31, 2006.

The net loss for the fourth quarter ended December 31, 2007 was $29,261,000, or $0.67 per share, compared to a net loss of $18,347,000, or $0.42 per share, for the comparable quarter in 2006, representing an increase in net loss of $10,914,000. The increase in net loss was primarily attributable to a $2,228,000 increase in research and development expenses related to the Company’s SulonexTM (sulodexide oral gelcap) pivotal Phase 3 and Phase 4 clinical program, a $4,372,000 increase in expenses related to KRX-0401, a $2,600,000 increase in expenses related to Zerenex, a $446,000 increase in expenses related to the Company’s other clinical compounds and a $1,692,000 increase in non-cash compensation expense related to stock option and restricted stock grants.

The net loss for the year ended December 31, 2007 was $90,062,000, or $2.07 per share, compared to a net loss of $73,764,000, or $1.76 per share, for the year ended December 31, 2006, representing an increase in net loss of $16,298,000. The increase in net loss was primarily attributable to a $7,839,000 increase in research and development expenses related to the Company’s Sulonex pivotal Phase 3 and Phase 4 clinical program, a $6,702,000 increase in expenses related to KRX-0401 (perifosine), a $3,294,000 increase in expenses related to Zerenex (ferric citrate) and a $1,580,000 increase in expenses related to the Company’s other clinical compounds. The increase in net loss was also due to a $1,838,000 decrease in interest and other income. The increase in net loss was partially offset by a $4,252,000 decrease in non-cash compensation expense related to stock option and restricted stock grants.

Commenting on the year and the quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "This was an important year for the Company as we made substantial progress toward the potential commercialization of Sulonex, including: completion of the active treatment portion of the SUN-MICRO Phase 3 trial with the subsequent completion of the trial in February 2008; enrollment of over 50% of the patients required for completion of the SUN-MACRO Phase 4 trial; completion of four Independent Data Safety Monitoring Committee (DSMC) meetings surrounding the Phase 3 and Phase 4 trials culminating in the fourth quarter DSMC final review of the safety and efficacy data related to the Sulonex Phase 3 trial, at which time the DSMC again found no cogent reason to recommend that we alter or terminate the study; and the completion of our first commercial-scale manufacturing facility with final validation anticipated in 2008.”  Mr. Weiss, continued, “With the Phase 3 trial now complete, we anxiously await the final results from the study, and continue to target making an announcement of the top line data before the end of next month.  In preparation for the potential commercial launch of Sulonex, we continue to build our internal expertise, including key hires in commercial, medical affairs, quality operations, legal and accounting. Financially, we ended the year in line with our expectations and believe that we are well-positioned for an exciting and fruitful 2008.”

On Monday, February 25, 2008, at 8:30am EST, the Company will host an investor conference call during which they will provide a brief financial overview of the Company’s fourth quarter and year-end 2007 financial results and business outlook for 2008.

In order to participate in the conference call, please call 1-877-874-1565 (U.S.), 1-719-325-4750 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc. is focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx's lead compound under development is Sulonex™ (sulodexide) oral gelcaps, previously referred to as KRX-101, a first-in-class, oral heparinoid compound for the treatment of diabetic nephropathy, a life-threatening kidney disease caused by diabetes. Sulonex is in a pivotal Phase 3 and Phase 4 clinical program under a Special Protocol Assessment with the Food & Drug Administration. Additionally, Keryx is developing Zerenex™, an oral, iron-based compound that has the capacity to bind phosphate and form non-absorbable complexes. Zerenex is currently in Phase 2 clinical development for the treatment of hyperphosphatemia (elevated serum phosphorous levels) in patients with end- stage renal disease. Keryx is also developing clinical-stage oncology compounds, including KRX-0401 (perifosine), a novel, oral anti-cancer agent that modulates Akt, a protein in the body associated with tumor survival and growth. KRX-0401 also modulates a number of other key signal transduction pathways, including the JNK and MAPK pathways, which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. KRX-0401 is currently in Phase 2 clinical development for multiple tumor types. Keryx also has an active in-licensing and acquisition program designed to identify and acquire additional drug candidates. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release and made by our management on the conference call, particularly those anticipating future financial performance, the results of clinical trials, the business prospects for our lead drug candidates Sulonex™, Zerenex™ and KRX-0401, our growth and operating strategies and similar matters, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully complete cost-effective clinical trials or meet anticipated development timelines for the drug candidates in our pipeline, including Sulonex™, Zerenex™ and KRX-0401, due to recruitment, clinical trial results, or manufacturing capabilities; our ability to finalize the new drug application for Sulonex before year-end, even if we receive positive results from the Phase 3 study, for various reasons including the completion of necessary non-clinical studies; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director - Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com

Source: Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.
Selected Consolidated Financial Data
(Thousands of US Dollars, Except Share and Per Share Data)

Statements of Operations Information:
	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)	(audited)

REVENUE:
License revenue	$163	$--	$204	$--
Diagnostic revenue	--	45	66	103
Service revenue	15	56	52	431
Other revenue	727	--	727	--
TOTAL REVENUE	905	101	1,049	534

OPERATING EXPENSES:
Cost of diagnostics sold	--	71	38	140
Cost of services	34	92	124	390

Research and development:
Non-cash compensation	666	298	3,574	6,504
Other research and development	25,791	16,504	74,889	56,139
Total research and development	26,457	16,802	78,463	62,643

Selling, general and administrative:
Non-cash compensation	1,893	569	7,086	8,408
Other selling, general and administrative	2,643	2,564	9,919	9,110
Total selling, general and administrative	4,536	3,133	17,005	17,518

TOTAL OPERATING EXPENSES	31,027	20,098	95,630	80,691

OPERATING LOSS	(30,122)	(19,997)	(94,581)	(80,157)

OTHER INCOME:
Interest and other income, net	897	1,650	4,555	6,393

NET LOSS BEFORE INCOME TAXES	(29,225)	(18,347)	(90,026)	(73,764)

Income taxes	36	--	36	--

NET LOSS	$(29,261)	$(18,347)	$(90,062)	$(73,764)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.67)	$(0.42)	$(2.07)	$(1.76)

SHARES USED IN COMPUTING NET LOSS PER COMMON SHARE
Basic and diluted	43,651,587	43,241,090	43,583,950	41,919,741

Balance Sheet Information:
	December 31, 2007	December 31, 2006*
	(unaudited)
Cash, cash equivalents, interest
receivable and investment securities	$64,682	$125,610
Total assets	81,061	140,313
Accumulated deficit	(278,274)	(188,212)
Stockholders’ equity	44,422	123,821

* Condensed from audited financial statements.